                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                           STRATEGIC DIAGNOSTICS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                           STRATEGIC DIAGNOSTICS INC.
                               111 PENCADER DRIVE
                             NEWARK, DELAWARE 19702

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 29, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Strategic Diagnostics Inc. (the "Company") will be held at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, April 29, 2003 at 10:00 a.m. local time for the following purposes:

     1. To elect four Class I directors of the Company to serve for a two-year term until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

     2. To consider and act upon any other matters which may properly be brought before the Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

     The Board of Directors has fixed the close of business on February 28, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Meeting may vote in person, even if they have previously delivered a signed proxy.


                                         BY ORDER OF THE BOARD OF DIRECTORS,


                                         /s/ Martha C. Reider
                                         ---------------------
                                         Martha C. Reider
                                         Secretary


Newark, Delaware
March 28, 2003




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           STRATEGIC DIAGNOSTICS INC.

                               111 PENCADER DRIVE
                             NEWARK, DELAWARE 19702

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Strategic Diagnostics Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 29, 2003, at 10:00 a.m. local time at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware, 19713 and at any adjournments or postponements thereof (the "Meeting"). At the Meeting, stockholders will be asked to vote upon (i) the election of four Class I directors of the Company and (ii) any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 28, 2003. The Board has fixed the close of business on February 28, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, $0.01 par value (the "Common Stock") at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 18,938,832 shares of Common Stock outstanding and entitled to vote at the Meeting. Holders of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Meeting for purposes of establishing a quorum. The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Meeting is required for the election of Class I directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors.

     Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Meeting and not revoked will be voted at the Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the four nominees for Class I directors of the Company named in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record as of the Record Date may revoke a proxy at any time before it has been exercised in any one of the following manners: by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Meeting. Any stockholder of record as of the Record Date attending the Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Meeting alone will not constitute revocation of a previously given proxy.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table presents, as of February 28, 2003, information as to
(i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director and director nominee, (iii) each of the named executive officers appearing in the Summary Compensation Table under "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group, based on representations of executive officers and directors of the Company and filings received by the Company on
Schedule 13G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of such date, the Company had 18,938,832 shares of Common Stock issued and outstanding. The number of shares and the percentage beneficially owned by the persons or entities named in the table and by all executive officers and directors as a group are presented in accordance with Rule 13d-3 under the Exchange Act and include, in addition to shares issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants within 60 days after February 28, 2003. The address of the individual beneficial owners is in care of the Company at its address listed on the first page of this Proxy Statement unless otherwise noted.

                                                                    PERCENT OF
                                              NO. OF SHARES           SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED (1)    OUTSTANDING
------------------------------------      ----------------------    -----------

Zesiger Capital Group LLC
 320 Park Avenue
 New York, New York 10022. . . . . . .         1,786,000 (2)            9.4%

Grover C. Wrenn. . . . . . . . . . . .           451,523 (3)            2.4%

Richard C. Birkmeyer . . . . . . . . .         1,951,245 (4)           10.2%

Morton Collins . . . . . . . . . . . .           434,139 (5)            2.3%

Richard J. Defieux . . . . . . . . . .            89,429 (6)             *

Kathleen E. Lamb . . . . . . . . . . .            76,881 (6)             *

Herbert Lotman . . . . . . . . . . . .           902,667 (7)            4.8%

Timothy S. Ramey . . . . . . . . . . .            63,948 (8)             *

Stephen L. Waechter. . . . . . . . . .            27,548 (9)             *

Arthur A. Koch, Jr . . . . . . . . . .           273,500 (10)           1.4%

Martha C. Reider . . . . . . . . . . .           576,470 (11)           3.0%

James W. Stave . . . . . . . . . . . .           210,479 (12)           1.1%

James J. Donovan . . . . . . . . . . .            48,000 (13)            *

Stanley J. Musial. . . . . . . . . . .            40,000 (13)            *

All Officers and Directors
as a group (11 persons). . . . . . . .         5,145,829 (14)          25.5%

-------------
*    Represents less than 1%.
(1) Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.
(2) The Company has relied solely on a Schedule 13G dated February 14, 2003 for this information.
(3) Includes 263,334 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.
(4) Includes 145,000 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.

(5) Includes 26,668 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.
(6) Includes 58,334 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.
(7) Includes 2,667 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.
(8) Includes 12,001 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003. This also includes 3,000 shares owned by family members of Mr. Ramey. Mr. Ramey specifically disclaims beneficial ownership of these shares. Inclusion of such shares shall not be construed as an admission that Mr. Ramey is, for the purposes of Section 13(d) or Section 13(g) of the Exchange Act, the beneficial owner of such shares.
(9) Includes 12,001 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.
(10) Includes 272,500 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.
(11) Includes 85,362 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.
(12) Includes 191,407 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.
(13) Consists solely of shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.
(14) Includes 1,215,608 shares underlying options that are currently exercisable or will become exercisable within 60 days after February 28, 2003.

                                   PROPOSAL 1
                        ELECTION OF A CLASS OF DIRECTORS

     The Company's Board consists of eight members. As provided by the Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board is divided into two classes of directors with each director serving a two-year term. Each year one class of directors is elected by a stockholder vote. At the Meeting, four Class I directors will be elected to a two-year term. The nominees for election as a director in Class I are Richard C. Birkmeyer, Morton Collins, Kathleen E. Lamb and Grover C. Wrenn; and the members of Class II are Richard J. Defieux, Herbert Lotman, Timothy S. Ramey and Stephen
L. Waechter. The Class II members of the Board are not standing for election and their terms expire in 2004. Richard C. Birkmeyer, Morton Collins, Kathleen E. Lamb and Grover C. Wrenn are the Class I nominees for election to the Board at the Meeting. Such nominees, if elected, will hold office until the annual meeting in 2005 and until their successor is duly elected and qualified. The affirmative votes of a plurality of the shares of the Stock present or represented at the Meeting and entitled to vote is required for the election of the Class I Directors. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE "FOR" THE ELECTION OF RICHARD C. BIRKMEYER, MORTON COLLINS, KATHLEEN E. LAMB AND GROVER C. WRENN AS CLASS I DIRECTORS.

     The following table sets forth the name, age and principal occupation of each director, including the nominees, and the year in which he or she became a director.

                                                                                     DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                             AGE         SINCE
-----------------------------                                             ---         -----
Grover C. Wrenn (1). . . . . . . . . . . . . . . . . . . . . . . . . . .  60          1992
Chairman of the Board of the Company

Richard C. Birkmeyer (1) . . . . . . . . . . . . . . . . . . . . . . . .  49          1996
President and Chief Executive Officer of the Company

Morton Collins (1) . . . . . . . . . . . . . . . . . . . . . . . . . . .  67          2001
General Partner - DSV Partners

Richard J. Defieux . . . . . . . . . . . . . . . . . . . . . . . . . . .  51          1996
General Partner - Allegra Partners

Kathleen E. Lamb (1) . . . . . . . . . . . . . . . . . . . . . . . . . .  57          1996
Chief Financial Officer - EMD Chemicals Inc.

Herbert Lotman . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69          2002
Chairman and CEO - Keystone Foods Corporation

Timothy S. Ramey . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44          2002
Vice President - D.A. Davidson & Co.

Stephen L. Waechter. . . . . . . . . . . . . . . . . . . . . . . . . . .  52          2002
Executive Vice President, Chief Financial Officer and Treasurer -
CACI International Inc

---------

(1)  A nominee for election to the Board of Directors.

COMPANY HISTORY

     The Company is the surviving entity resulting from the December 30, 1996 merger of Strategic Diagnostics, Inc. ("SDI" or the "predecessor") with and into EnSys Environmental Products, Inc. The surviving entity was then renamed Strategic Diagnostics Inc.

BACKGROUND OF DIRECTORS

     GROVER C. WRENN has served as Chairman of the Board since December 1996 and as a director of the Company since 1992. Mr. Wrenn served as a director and the President and Chief Operating Officer of Safety-Kleen Corp., a provider of hazardous and industrial waste management services, from March 2000 to September 2001; he continued to serve as a director and Vice Chairman of the Board until September 2002. Prior thereto, Mr. Wrenn served as Chairman of AXOLOTL Corporation, a privately held health care information technology and media company, from October 1999 and as President and Chief Executive Officer from November 1996. Mr. Wrenn served as President and Chief Executive Officer of EnSys Environmental Products, Inc. from April 1995 until December 1996. From 1993 until February 1995, Mr. Wrenn served as President, Chief Executive Officer and a director of Applied Bioscience International. Mr. Wrenn also serves as a Trustee of Eckerd College and as a director of the Environmental Law Institute. Mr. Wrenn received his B.S. from Clemson University and his M.S. in Public Health from the University of North Carolina.

     RICHARD C. BIRKMEYER has served as the Company's President and CEO and as a director since 1996. Mr. Birkmeyer co-founded the Company's predecessor, SDI, in 1990 and served as its President and Chief Executive Officer and as a director from inception through 1996. Prior to founding the Company's predecessor, SDI, Mr. Birkmeyer was employed by E.I. duPont de Nemours, a global science and technology company, from 1983 to 1990. Mr. Birkmeyer received a Ph.D. in Biochemistry/Immunology from the State University of New York at Binghamton and his B.S. in Biology from the State University of New York at Plattsburgh. He is currently Chairman of the Delaware Innovation Fund.

     MORTON COLLINS has served as a director of the Company since 2001. Since July 1997, he has served as a Special Limited Partner of Cardinal Partners, the successor to the DSV series of partnerships described below. From July 1968 through July 1997, Mr. Collins was the founder and Chief Executive Officer or Managing Partner of Data Science Ventures, Inc. (DSV I), DSV Associates, formed in 1974 (DSV II), DSV Partners III, formed in 1981 (DSV III) and DSV Partners IV, formed in 1985 (DSV IV). The DSV partnerships provided venture capital and management assistance to early-stage technology companies. Mr. Collins serves as a Director of Kopin Corporation (NASDAQ), a developer and manufacturer of advanced semiconductor wafers and electronic digital imaging devices, Advanced Cerametrics, Inc., a high-tech developer and manufacturer of advanced materials, the Core Technologies Advisory Board (CTAB) of Battelle Memorial Institute, a company that serves industry and government in the development of new technologies and products, Pharos Corporation, a company involved in improving productivity through advanced IT products and software, PD-LD Inc., a provider of specialized optical components and Viral Genomix, a developer of new drugs from viral gene products. He is also a member of the Advisory Board of Early Stage Enterprises, LP, a private venture capital fund that provides capital and guidance to early stage companies. Mr. Collins received his B.S. in Engineering from the University of Delaware, and his Master of Arts and Doctorate degrees in Engineering from Princeton University.

     RICHARD J. DEFIEUX has served as a director of the Company since 1996. Mr. Defieux served as a director of the Company's predecessor, SDI, from 1993 through 1996. Since 1990, Mr. Defieux has been a general partner of Edison Partners II, L.P., which is the general partner of Edison Venture Fund II, L.P., and Edison Venture Fund II-PA, L.P., and since 1994, a general partner of Edison Partners III, L.P., which is the general partner of Edison Venture Fund III, L.P. Mr. Defieux is also a general partner of Allegra Capital Partners IV L.P. Prior to joining Edison in 1987, Mr. Defieux was a General Partner of Princeton/Montrose Partners, a venture capital firm. Mr. Defieux received his B.A. and M.A. degrees in Geology from Boston University and his M.B.A. from Columbia University.

     KATHLEEN E. LAMB has served as a director of the Company since 1996. Since 2001, Ms. Lamb has served as Chief Financial Officer for EMD Chemicals Inc. From 1991 through 1997, she was Vice President of Finance of EM Science, and, from May 1996 through 1997, she served as General Manager of OEM Marketing for EM Science, a division of EM Industries, Inc., which is an affiliate of Merck KGaA, Darmstadt, Germany. Before joining EM Science, Ms. Lamb was the Vice President of Finance for EM Diagnostics Systems Inc. She is also a member of the Board of Directors of M.E. Gordon & Associates, an MIS consulting company and has taught finance courses at Rowan College in New Jersey. Ms. Lamb received her B.S. in Accounting and M.B.A from Drexel University.

     HERBERT LOTMAN has served as a director of the Company since 2002. Since 1965, Mr. Lotman has served as Chairman and CEO of Keystone Foods Corporation, a corporation involved in food manufacturing and restaurant distribution for McDonald's restaurants in the United States, Europe, Asia and South America. Mr. Lotman founded Molecular Circuitry, Inc. in 1995 and served as its Chief Executive Officer from inception through 2002. Mr. Lotman is currently the majority shareholder and manager of Molecular Circuitry LLC (formerly Molecular Circuitry, Inc.). Mr. Lotman is a co-founder of the McDonald's LPGA Championship, which benefits the Ronald McDonald House Charities. Mr. Lotman is also a board member of The Children's Cancer Research Foundation of Philadelphia, founder and board member of the Macula Vision Research Foundation and Chairman of the Board of Trustees of The Philadelphia College of Osteopathic Medicine.

     TIMOTHY S. RAMEY has served as a director of the Company since 2002. Mr. Ramey serves as a Vice President and Senior Research Analyst at D.A. Davidson & Co., a financial services holding company. Mr. Ramey served as Vice President - Strategy and New Ventures, Sara Lee Corporation, a global manufacturer of consumer products, and was a member of Sara Lee's Executive Management Committee from 2000 through 2002. Previously, he was Director of Food, Wine and Agribusiness Research at Deutsche Banc Alex. Brown, an investment banking and brokerage business he joined in 1991. He has also held executive positions in food industry research at NatWest Securities and Kidder, Peabody & Co., Inc. Mr. Ramey is former President of the Consumer Analyst Group of New York. Mr. Ramey holds a B.A. in Psychology from the University of Washington, and is a Chartered Financial Analyst.

     STEPHEN L. WAECHTER has served as a director of the Company since 2002. Mr. Waechter was named Executive Vice President, Chief Financial Officer and Treasurer of CACI International Inc, a leading provider of information technology services and solutions, in April 1999. From 1997 to 1999, he served as Executive Vice President, Chief Financial Officer and Treasurer of GTSI, Corp., a provider of integrated information technology solutions. From 1996 to 1997, he was Senior Vice President, Chief Financial Officer and Treasurer of The Vincam Group, Inc., a professional employers' organization. From 1993 to 1996, Mr. Waechter was Senior Vice President, Chief Financial Officer and Treasurer of Applied Bioscience International, Inc., a contract research organization. From 1974 to 1993, Mr. Waechter held a number of senior management positions at General Electric Company, most recently as Vice President, Finance, with General Electric Information Services. He holds a B.A. in History from Christian Brothers College and received an M.B.A. from Xavier University.

FORMER DIRECTORS

     Robert E. Finnigan and Stephen O. Jaeger were Class II directors of the Board who did not stand for reelection at the 2002 Annual Meeting of Stockholders. During their time as directors of the Company, Mr. Finnigan served on the Compensation Committee and Mr. Jaeger served as Chair of the Audit Committee.

COMPENSATION OF DIRECTORS

     Directors are entitled to receive compensation for their services as determined by a majority of the Board. However, directors who are employees, and who receive compensation for their services as such, are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel related expenses incurred in attending meetings of the Board and its committees. Pursuant to the director compensation policy adopted in 2001, new non-employee directors receive options to purchase 20,000 shares of the Common Stock upon their election to the Board. All non-employee directors receive annual grants of options to purchase 8,000 shares of Common Stock.

     Based on their participation in the meetings held during 2002 and corresponding with the number of meetings held after their election to the Board, Messrs. Collins, Defieux, Wrenn and Ms. Lamb received $12,000 in compensation, Mr. Ramey received $6,000, Mr. Lotman received $4,000 and Mr. Waechter received $2,000.

     In 2003, non-employee directors are entitled to receive $2,000 for participation in each regularly scheduled meeting held at the offices of the Company or at another designated location.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board held nine meetings during the fiscal year ended December 31, 2002. Each of the directors attended at least 80% of the aggregate of the total number of meetings of the Board and of the committees of which he or she was a member which were held during the period he or she was a director or committee member, with the exception of Mr. Waechter, who attended 60% of the meetings held after his election to the Board.

     The Audit Committee of the Board held four meetings in 2002. The members of the Audit Committee in 2002 were Mr. Collins, Mr. Waechter (Chair) and Ms. Lamb. The Audit Committee selects the Company's independent auditors, reviews the results and scope of the annual audit and the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the accounting systems and controls. See the "Report of the Audit Committee" on page 14.

     The Compensation Committee of the Board held three meetings in 2002. The members of the Compensation Committee were Mr. Wrenn (Chair), Mr. Defieux and Mr. Ramey. The Compensation Committee reviews and approves salaries for all corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board. See the "Report of the Compensation Committee" on page 11.

     The Nominating Committee of the Board held three meetings in 2002. The members of the Nominating Committee were Mr. Defieux and Mr. Wrenn. The Nominating Committee was formed to identify candidates for Class II directors who were elected at the 2002 Annual Meeting of Stockholders.

     In March 2002, the Board formed an Executive Committee for the purpose of maintaining a consistent flow of information between the Company's management and the Board. The Executive Committee is authorized, during intervals between meetings of the Board and while the Board is not in session, to exercise all the powers and authority of the Board in the management of the business and affairs of the Company, except as otherwise limited by statute, the Certificate of Incorporation or the Company's By-Laws, and except that the Executive Committee does not have the power or authority to appoint or terminate officers and agents of the Company, to declare dividends, to authorize the issuance of stock or to adopt certificates of ownership and merger pursuant to the provisions of the Delaware General Corporation Law. The Board appointed Messrs. Birkmeyer, Collins and Wrenn to serve on the Executive Committee. In October 2002, Mr. Lotman was also appointed to serve on the Executive Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Wrenn, a member of the Compensation Committee, was formerly President and Chief Executive Officer of EnSys, a predecessor to the Company, from April 1995 to November 1996.

                SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of change of ownership with the Securities and Exchange Commission (the "SEC"). The Company has a program to assist its officers and directors in complying with the filing requirements of Section 16(a). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and other information gathered by the Company, the Company believes that during 2002 the executive officers and directors then subject to Section 16(a) complied with all Section 16(a) filing requirements.

                                       EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain compensation information for each of the last three fiscal years with respect to
(i) the Company's Chief Executive Officer and (ii) each of the Company's four other most highly compensated officers based on salary and bonus paid during 2002.

                                   SUMMARY COMPENSATION TABLE
                                                                          LONG-TERM
                                                ANNUAL COMPENSATION      COMPENSATION
                                              -----------------------    ------------
                                                                          SECURITIES
                                                                          UNDERLYING
                                                      SALARY    BONUS       OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR      ($)      ($)          (#)       COMPENSATION($)
---------------------------                   ----    -------  -------   ------------   ---------------
Richard C. Birkmeyer (1) . . . . . . . . . .  2002    226,923       --      25,000          5,500
  President and CEO                           2001    218,196       --          --          5,250
                                              2000    200,030   22,245      60,000         10,650

Arthur A. Koch, Jr. (2). . . . . . . . . . .  2002    206,245       --      25,000          5,500
  Chief Operating Officer                     2001    199,266       --      75,000          4,998
                                              2000    182,426   20,088          --         10,400

James J. Donovan (3) . . . . . . . . . . . .  2002    119,842       --      25,000          3,525
  Vice President,                             2001    116,244       --      85,000          3,487
  Sales and Marketing                         2000     92,324   16,500      10,000          2,770

Martha C. Reider (4) . . . . . . . . . . . .  2002    145,534       --      25,000          4,280
  Secretary and Vice President,               2001    140,322       --          --          4,210
  Quality Assurance/Human Resources           2000    126,238   19,280      40,000          9,187

James W. Stave, Ph.D.(5) . . . . . . . . . .  2002    152,192       --      25,000          4,476
  Vice President,                             2001    146,780       --      75,000          4,403
  Research and Development                    2000    133,572   17,893          --          9,400

---------------
(1) All other compensation consists of $5,500 in Company contributions to Mr. Birkmeyer's 401(k) account.
(2) All other compensation consists of $5,500 in Company contributions to Mr. Koch's 401(k) account.
(3) All other compensation consists of $3,525 in Company contributions to Mr. Donovan's 401(k) account.
(4) All other compensation consists of $4,280 in Company contributions to Ms. Reider's 401(k) account.
(5) All other compensation consists of $4,476 in Company contributions to Dr. Stave's 401(k) account.

     Option Grants and Exercises in Fiscal Year 2002. The following tables summarize option grants and exercises during 2002 to or by the officers named in the Summary Compensation Table. In accordance with SEC rules, also shown, on a pre-tax basis, are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rate of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. The results of these calculations are based on rates set forth by the SEC and are not intended to forecast possible future appreciation of the price of the Common Stock.

                                 OPTION GRANTS IN FISCAL YEAR 2002

                                                  INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                ---------------------------------------------------       VALUE AT ASSUMED
                                 NUMBER OF     PERCENT OF                                 ANNUAL RATES OF
                                SECURITIES   TOTAL OPTIONS                           STOCK PRICE APPRECIATION
                                UNDERLYING     GRANTED TO                                 FOR OPTION TERM
                                 OPTIONS      EMPLOYEES IN   EXERCISE    EXPIRATION  ------------------------
NAME                             GRANTED     FISCAL YEAR(%)  PRICE ($)      DATE       5% ($)        10% ($)
----                            -----------  --------------  ----------  ----------  ----------    ----------
Richard C. Birkmeyer. . . . . .  25,000 (1)      6.2%           $3.47    12/30/2007    23,967        52,962
James J. Donovan. . . . . . . .  25,000 (1)      6.2%           $3.15    12/30/2012    49,525       125,507
Arthur A. Koch, Jr. . . . . . .  25,000 (1)      6.2%           $3.15    12/30/2012    49,525       125,507
Martha C. Reider. . . . . . . .  25,000 (1)      6.2%           $3.15    12/30/2012    49,525       125,507
James W. Stave. . . . . . . . .  25,000 (1)      6.2%           $3.15    12/30/2012    49,525       125,507

-------------

(1) These options become exercisable at a rate of 25% on each December 30, beginning December 30, 2003.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                  SHARES                    OPTIONS AT FISCAL YEAR-END (#)  AT FISCAL YEAR-END ($) (1)
                                ACQUIRED ON       VALUE     ------------------------------  --------------------------
NAME                            EXERCISE (#)   REALIZED ($)   EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                            ------------   ------------   -----------  -------------    -----------  -------------
Richard C. Birkmeyer. . . . .          --             --         145,000       40,000          130,000           --
James J. Donovan. . . . . . .          --             --          48,000       65,000               --        3,750
Arthur A. Koch, Jr. . . . . .          --             --         272,500       62,500          159,875        3,750
Martha C. Reider. . . . . . .          --             --          85,362       35,000           78,891        3,750
James W. Stave. . . . . . . .      20,000         76,300         191,407       62,500          142,751        3,750

-------------
(1) Value is calculated based on the difference between the option exercise price and the market price of the Common Stock on December 31, 2002 ($3.30), multiplied by the number of shares to which the option relates.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company maintains an employment agreement dated as of December 30, 1996 with Mr. Birkmeyer, which provides for compensation at an annual rate of $164,000 with annual increases of not less than 5% of the then current salary as determined by the Compensation Committee. Additionally, Mr. Birkmeyer is entitled to an annual bonus as determined by the Compensation Committee not to exceed 75% of his then current salary. This agreement also granted Mr. Birkmeyer an option to purchase 100,000 shares of the Common Stock, which option became exercisable at a rate of 25% immediately and 25% annually thereafter on the three successive option grant date anniversaries. Such option vests immediately upon a change of control of the Company (as defined in Section 12 of the Company's 2000 Stock Incentive Plan). This agreement was for an initial one-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Mr. Birkmeyer or the Board by giving not less than 60 days written notice. Mr. Birkmeyer will be entitled to receive salary and benefits then in effect for one year after termination of the agreement by Mr. Birkmeyer for good reason (as defined in the agreement) or by the Company without cause.

     The Company maintains employment agreements with Mr. Koch, Mr. Musial, Ms. Reider and Dr. Stave, dated as of March 31, 1997, November 1, 2002, January 1, 1997 and January 1, 1997, respectively, which provide for compensation at the annual rates of $145,000, $142,000, $101,210 and $99,600, respectively, with annual increases as determined by the Compensation Committee. Each of these officers is also entitled to an annual bonus as determined by the Compensation Committee. These agreements granted the officers options to purchase 100,000, 100,000, 60,000 and 60,000 shares, respectively, of the Common Stock, which options became exercisable at a rate of 25% annually on January 1 (in the case of Dr. Stave, October 1) of each of the four years following the year the agreement was executed. These agreements were for an initial one-year term and are automatically extended for subsequent one-year terms unless otherwise terminated by the respective officers or the Board by giving not less than 60 days written notice. Each of the officers will be entitled to receive salary and benefits then in effect for three, three, nine and nine months, respectively, after termination of the agreement by such officer for good reason (as defined in the agreement) or by the Company without cause.

RELATED TRANSACTIONS

     Mr. Lotman, a Company director, is the majority shareholder and manager of Molecular Circuitry LLC (formerly Molecular Circuitry, Inc.) On July 8, 2002, the Company purchased certain assets of Molecular Circuitry, Inc. (MCI). The purchased assets consist primarily of various proprietary media technology that will be used in combination with the Company's new diagnostic tests for food-borne pathogens including salmonella and E. COLI. The assets purchased also include the sales and marketing rights to the ruminant feed test product line that the Company and MCI have been jointly developing in collaboration with McDonald's Corporation. In consideration for these and other related assets, the Company issued to MCI 600,000 unregistered shares of the Company's common stock with a value of $4.17 per share or $2,502,000, computed by averaging the price of the Company's common stock for the period beginning on the two business days before the acquisition and ending two business days after the acquisition. In addition, the Company will pay MCI a continuing royalty for ten years on sales of specified products and/or components of products. For the year ended December 31, 2002, the Company incurred $1,813 of royalty expense under this arrangement.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board is comprised of three directors. The Compensation Committee determines the compensation for the Chief Executive Officer and reviews the recommendations of the Chief Executive Officer and approves salaries for all other corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board.

COMPENSATION PHILOSOPHY

     The Company approaches compensation for all its employees, including senior management, with a consistent philosophy. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

     o    The Company pays competitively.

          The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other comparable companies and sets its pay parameters based on this review.

     o    The Company pays for sustained performance.

          Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, cash flow, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives.

     o    The Company strives for fairness in the administration of pay.

          The Company strives to compensate a particular individual equitably compared to other executives at similar levels both inside the Company and at comparable companies.

     o The Company strives to provide incentives designed to maximize stockholder value.

          The Company is committed to the use of stock options as a significant component of total compensation in order to provide appropriate incentives to management and appropriately align management's compensation with stockholder's interests.

COMPENSATION VEHICLES

     The Company uses a total compensation program that consists of cash (salary and bonus) and equity-based compensation. Having a compensation program that allows the Company to attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The vehicles are:

CASH-BASED COMPENSATION

     SALARY

     The Company establishes salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market against that individual's overall performance, which is measured against his or her individual responsibilities and strategic objectives for the year.

     In both setting goals and measuring all executive officers' performance against those goals, the Company takes into account the performance of its competitors and general economic and market conditions. None of the factors included in the Company's strategic and business goals is assigned a specific weight. Instead, the Company recognizes that these factors may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.

     BONUS

     The Company pays bonuses based upon (a) the Company's financial performance, measured against established corporate targets for net sales and profitability and (b) the Compensation Committee's subjective determination of the executive officer's individual performance, measured against individual management goals established for each executive.

EQUITY-BASED COMPENSATION

     STOCK OPTION PROGRAM

     The purpose of this program is to provide additional incentives to senior management to work to maximize stockholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its senior managers. The program utilizes vesting periods to encourage such employees to continue in the employ of the Company and thereby acts as a retention device for its senior managers. The Company believes that the program encourages senior managers to maintain a long-term perspective. In determining the size of an option award for an executive officer, the Compensation Committee reviews such individual's performance against the criteria described above and considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that individual. The Compensation Committee does not assign specific weights to these items.

CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company's current policy is to structure the performance-based portion of compensation of its executive officers in a manner that complies with this provision.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Richard C. Birkmeyer has been President and Chief Executive Officer of the Company since December 30, 1996. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. Birkmeyer's fiscal 2002 compensation.

     In setting both the cash-based and equity-based elements of Mr. Birkmeyer's compensation, the Compensation Committee made an overall assessment of Mr. Birkmeyer's leadership in achieving the Company's long-term strategic and business goals. The Compensation Committee assessed the importance of Mr. Birkmeyer to the continued growth and development of the Company, his expertise in the industry, his management skills and ability to implement the Company's strategic plans, his ability to effectively respond to changes in the Company's markets, his efforts to assemble a highly qualified executive management team for the Company and the achievement of various strategic milestones. The Compensation Committee does not assign specific weights to these categories.

     BASE SALARY

     Mr. Birkmeyer's base salary for 2002 pursuant to his employment agreement dated December 30, 1996 was $232,457. Based on its evaluation of the factors listed, the Compensation Committee increased Mr. Birkmeyer's base salary by 3.0% to $239,400 for fiscal year 2003.

     BONUS

     Pursuant to his employment agreement, Mr. Birkmeyer is entitled to an annual bonus as determined by the Committee, not to exceed 75% of his then current salary. The Compensation Committee follows the same policy described above for other executive officers to determine Mr. Birkmeyer's bonus.

     STOCK OPTIONS

     The Compensation Committee follows the same policy described above for other executive officers to determine Mr. Birkmeyer's stock incentive awards. Stock options are granted to encourage and facilitate stock ownership by the executive officers and thus strengthen both their personal commitments to the Company and a longer-term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officers' interests with those of the Company's other stockholders.

     Based on its evaluation of the factors listed above, in recognition of Mr. Birkmeyer's performance in 2002, the Compensation Committee granted Mr. Birkmeyer options to purchase 25,000 shares of Common Stock pursuant to the Company's 2000 Stock Incentive Plan.

                                          COMPENSATION COMMITTEE

                                          Richard J. Defieux
                                          Timothy S. Ramey
                                          Grover C. Wrenn (Chair)

                          REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to assist the Board in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of Nasdaq. The Audit Committee operates pursuant to a written Charter that was adopted by the Board on June 21, 2000. This Charter was amended and restated October 22, 2002, and is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     The Audit Committee is solely responsible for the selection of the Company's independent auditors, reviews the results and scope of the annual audit, quarterly reviews and the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the accounting systems and controls.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

     While each of the members of the Audit Committee qualify as financial experts as defined by Nasdaq and the SEC, none of the members of the Audit Committee are professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the SEC.

                                            SUBMITTED BY THE AUDIT COMMITTEE
                                            OF THE COMPANY'S BOARD OF DIRECTORS

                                            Morton Collins
                                            Kathleen E. Lamb
                                            Stephen L. Waechter (Chair)

STOCK PERFORMANCE GRAPH

     The following line graph compares for the fiscal years ended December 31, 1998, 1999, 2000, 2001 and 2002 (i) the yearly cumulative total shareholder return on the Common Stock with (ii) the cumulative total return of the NASDAQ U.S. Stock Market Index and with (iii) a Peer Group Index consisting of NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   STRATEGIC DIAGNOSTICS INC., PEER GROUP AND
             NASDAQ NON FINANCIAL INDEX FISCAL YEAR END DECEMBER 31


                              [PERFORMANCE GRAPH]





                                   1997    1998    1999   2000    2001    2002
--------------------------------------------------------------------------------
Strategic Diagnostics Inc.         $100    $89     $292   $103    $316    $147
Peer Group Index                   $100    $111    $134   $138    $152    $123
NASDAQ US Stock Market Index       $100    $141    $261   $157    $124    $85


                                  OTHER MATTERS

INDEPENDENT AUDITORS

     The accounting firm of KPMG LLP has served as the Company's independent auditors since September 1998. A representative of KPMG LLP will be present at the Meeting, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     AUDIT FEES:

     Audit fees billed to the Company by KPMG LLP during the Company's 2002 and 2001 fiscal years for the audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10-Q, or services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements for those fiscal years, totaled $126,900 and $127,975, respectively.

     AUDIT-RELATED FEES:

     The Company did not engage KPMG LLP to provide assurance and related services to the Company reasonably related to the performance of the audit or review of the Company's annual financial statements other than as reported above under "Audit Fees" during the fiscal years ended December 31, 2002 and December 31, 2001.

     TAX FEES:

     The aggregate fees billed to the Company by KPMG LLP during the Company's 2002 and 2001 fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning totaled $25,400 and $51,600.

     ALL OTHER FEES:

     Fees billed to the Company by KPMG LLP during the Company's 2002 and 2001 fiscal years for all other non-audit services rendered to the Company were fees of $25,400 and $28,000, respectively, related to SEC filings, 401(k) plan audit and related matters and other fees of $6,700 in 2001.

     Under its Charter, the Audit Committee has the duty and authority to determine and pre-approve the scope of the services for the independent auditors, including any non-audit services permitted under law, and to authorize and pre-approve all fees to be paid to the independent auditors. The provision of the services described above as provided in 2002 and 2001 was approved by the Audit Committee.

STOCKHOLDER PROPOSALS

     All proposals of any stockholder of the Company that such stockholder wishes to be presented at the 2004 Annual Meeting of Stockholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than November 28, 2003 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled "Other Matters - General." A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management's proxy soliciting material for the 2004 Annual Meeting of Stockholders.

     A stockholder of the Company may wish to have a proposal presented at the 2004 Annual Meeting of Stockholders, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. Pursuant to Article I, Section 2 of the Company's By-Laws, notice of any such proposal must be received by the Company between December 30, 2003 and February 14, 2004. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxy holders will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled "Other Matters
- General."

GENERAL

     The Board knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives to the proxy holders discretionary authority in the event any additional matters should be properly presented.

     The Company's 2002 Annual Report, including financial statements for the fiscal year ended December 31, 2002, accompanies this Proxy Statement. The Company will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this Proxy Statement, upon written request from such stockholder, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed with the SEC. Requests for such report should be directed to Strategic Diagnostics Inc., 111 Pencader Drive, Newark, Delaware 19702, Attention: Stanley J. Musial, Chief Financial Officer.

     The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. The entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. Additionally, the Company will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupation and security holdings of the directors and officers of the Company is based upon information received from the individual directors and officers.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.

                                                   STRATEGIC DIAGNOSTICS INC.
                                                   Newark, Delaware
                                                   March 28, 2003

                                   APPENDIX A

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

                           STRATEGIC DIAGNOSTICS INC.

PURPOSE

     The Audit Committee (the "Committee") of Strategic Diagnostics Inc. (the "Company") shall oversee all of the material aspects of the Company's reporting, control and audit functions, and the independence and performance of the Company's independent public accountants while working to provide effective communication between and among the Company's independent public accountants, financial and senior management, the Committee and the Company's Board of Directors (the "Board"), all in compliance with applicable United States securities laws and rules, including, without limitation, those laws enacted under the Sarbanes-Oxley Act of 2002.

COMPOSITION AND TERM

     The Committee shall be comprised of three or more independent Directors as defined by SEC and NASDAQ rules and guidelines, as determined by the Board. Independent Directors shall possess the requisite knowledge and experience to fulfill their duties. In addition, at least one member of the Committee shall be a "financial expert", as defined by SEC and NASDAQ rules and guidelines.

     The members of the Committee shall be appointed for a one year term by the Board at its annual meeting. Unless a chairman is designated by the Board, the members of the Committee will elect a chairman by a formal vote of the Committee's full membership.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Committee will be directly responsible for the appointment, compensation and oversight of independent public accountants engaged by the Company and such independent public accountants shall be accountable to and report directly to the Committee, and the Committee shall have ultimate authority to select, evaluate and fire the Company's independent public accountants.

MEETINGS

     The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than four times a year, and prior to the filing of each Form 10-Q and the Form 10-K. Meetings may be held by conference call when necessary. The Committee shall report to the Board at the first board meeting following each such audit Committee meeting.

     The Company's independent public accountants shall make quarterly reports to the Committee, and must attend at least two of the Committee's meetings each year. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide management and the independent public accountants with appropriate opportunities to meet privately with the Committee.

DUTIES AND AUTHORITY

     The Committee shall have the following duties and authority:

     o To select, as and when deemed appropriate by the Committee, independent public accountants to examine the books and accounts of the Company for each fiscal year, and to confirm the independence of the independent public accountants;

     o To remove, as and when deemed appropriate by the Committee, the Company's independent public accountants;

     o To determine and pre-approve the scope of services for the independent public accountants for each fiscal year, including any non-audit services permitted under law and a review of the independent public accountant's risk assessment process in establishing the scope of the examination, and the reports to be rendered by the independent public accountants, provided that the Committee may authorize the chairman of the Committee to approve non-audit services costing less than $10,000 for any fiscal year on behalf of the Committee;

     o To authorize and pre-approve all fees to be paid to the Company's independent public accountants;

     o To determine whether the independent public accountants ought to make specified studies and reports as to auditing matters, accounting procedures, tax, or other matters not prohibited by applicable law;

     o To review and approve before their filing with the Securities and Exchange Commission the results of the quarterly reviews and year-end audit of the Company, including:

          - The Annual Report on Form 10-K, the management recommendation letter on accounting procedures and controls prepared by the independent public accountants, and any other reports and management's responses concerning such reports;

          - Any material accounting issues identified by management, or the independent public accountants;

          -    Any related party transactions;

          - Other matters required to be communicated by the independent public accountants to the Committee under generally accepted auditing standards, as amended; and

          -    Quarterly results and required communications;

     o To oversee the Company's selection of and changes to its accounting policies, including, without limitation, to review with management and the independent public accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators;

     o To ensure that the Company's independent public accountants submit on a periodic, but not less than annual, basis to the Committee a written statement delineating all relationships between the accountants and the Company, and discuss with the accountants any disclosed relationships that may impact the objectivity and independence of the accountants with the objective of ensuring the continuing objectivity and independence of the accountants;

     o To meet annually with counsel when appropriate to review legal and regulatory matters, if any, that could have a material impact on the financial statements;

     o To make a periodic, but not less than annual, self-assessment of the Committee, including a review of the Audit Committee Charter, using assessment tools available through third parties or developed internally;o To ensure the adequacy and effectiveness of the accounting and financial controls of the Company, and to elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable;

     o To establish and maintain in place a mechanism for the confidential and anonymous submission by the Company's employees of complaints or concerns regarding the Company's accounting practices, and procedures for the receipt and treatment of such complaints or concerns and retention of such complaints and concerns;

     The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines. The Committee may retain, at the Company's expense, independent counsel, accountants or others to assist it in the conduct of any investigation or otherwise as the Committee deems necessary in the performance of its duties. Committee members may be compensated for services as audit committee members, provided that such compensation is approved in advance by the Board.

                           STRATEGIC DIAGNOSTICS INC.
                               111 Pencader Drive
                             Newark, Delaware 19702

                 Annual Meeting of Stockholders - April 29, 2003
               Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Richard J. Defieux and Herbert Lotman as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2003 Annual Meeting of Stockholders of STRATEGIC DIAGNOSTICS INC. to be held at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, April 29, 2003, at 10:00 a.m. local time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as set forth in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR NAMED HEREIN.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

-------------------------                      -------------------------

-------------------------                      -------------------------

-------------------------                      -------------------------

STRATEGIC DIAGNOSTICS INC.          1.  Election of Class I Directors

                                                                 With-   For All
                                                           For   held    Except

RECORD DATE SHARES:                 Richard C. Birkmeyer   [ ]   [ ]      [ ]

                                    Morton Collins         [ ]   [ ]      [ ]

                                    Kathleen E. Lamb       [ ]   [ ]      [ ]

                                    Grover C. Wrenn        [ ]   [ ]      [ ]


                                    NOTE: If you do not wish your shares voted
                                    "For" a particular nominee, mark the "For
                                    All Except" box and strike a line through the nominee's (s') name(s). Your shares will be voted for the remaining nominee(s).

|X|  PLEASE MARK VOTES              Please be sure to sign and date this Proxy.
     AS IN THIS EXAMPLE             In their discretion, the proxies are
                                    authorized to vote upon any other business that may properly come before the meeting or at any adjournment thereof.

________________________________    Date _____________________
Stockholder sign here

__________________________________  Date _____________________
Co-owner sign here
                                    Mark box at right if an address change
                                    or comment has been noted on the        [ ]
                                    reverse side of this card.


     DETACH CARD                                                DETACH CARD

                           STRATEGIC DIAGNOSTICS INC.

Dear Stockholder,


Please take note of the important information regarding the Company's management and financial results enclosed with this Proxy Ballot.

Your votes on the election of the Company's directors is important and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on April 29, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Strategic Diagnostics Inc.